SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 24, 2004

Bluestar Health, Inc.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	000-08835 (Commission File Number)	84-0736215 (I.R.S. Employer Identification No.)

19901 Southwest Freeway, Suite 209 Sugar Land, Texas 77479 (Address of principal executive offices) (zip code)

(281) 207-5484 (Registrant’s telephone number, including area code)

Taurus Entertainment Companies, Inc. (Former name or former address, if changed since last report.)

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 11, 2003, we filed a Current Report on Form 8-K describing our acquisition of the assets of Healthquest, Inc.

On July 16, 2004, due to a series of material breaches of the acquisition agreements, our Board of Directors elected to rescind the acquisition in its entirety. Effective as of August 24, 2004, that rescission has taken effect.

EXHIBITS

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2004	Bluestar Health, Inc.,
a Colorado corporation

/s/ Alfred Oglesby

By: Alfred Oglesby
Its: President

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